Exhibit 99.2

Frequently Asked Questions

1.              What was announced today?

Today we announced that our Board of Directors unanimously approved an agreement for Consolidated Communications (NASDAQ: CNSL) to acquire all of the outstanding shares of SureWest in a cash and stock transaction valued at $23.00 per share, or a total of approximately $340.9 million plus all outstanding debt. The consideration represents a 47% premium to SureWest’s closing share price on February 3, 2012, the last unaffected trading day prior to today’s announcement, and a 73% premium to SureWest’s 30-day average closing share price.

We are extremely pleased to have reached an agreement with Consolidated that we believe is in the best interest of all of our stakeholders and that will deliver important benefits to the greater Kansas City and Sacramento regions. This transaction will be an important milestone in our long and proud history and a significant step forward for our company.

2.              How does this announcement affect me and my co-workers?

Until the sale is complete, today’s announcement should have no impact on your day-to-day responsibilities or the way in which SureWest conducts business. It is important to remember that until the transaction is completed, SureWest will continue to operate as an independent company, and it is business as usual as we continue to concentrate on meeting our business plan and operating objectives.

Consolidated is a great cultural fit with SureWest. We share similar core values and a commitment to delivering excellent service to our customers at competitive prices.  Each organization has a long and positive history in the telecommunications business.  The combined company will make us a far stronger competitor in the Sacramento and Kansas City markets.

3.              Will there be any layoffs or other changes for employees as a result of this announcement?

You should see no immediate impact to our day-to-day operations as a result of today’s announcement. Until the transaction closes it is business as usual at SureWest. There will be many details to work through as this transaction gets finalized. We will communicate new information when it becomes available and will provide answers to questions as soon as decisions are made.

4.              Who is Consolidated?

Consolidated is a publicly traded company headquartered in Mattoon, Illinois and provides advanced communications services to both residential and business customers through operating subsidiaries in Illinois, Texas and Pennsylvania.

The company excels in delivering excellent service with competitive prices and is driven to create a superior experience for its customers. Its leadership team is very impressive as are the company’s strong ties in its communities.

Consolidated was founded in 1894 to provide telephone service in downstate Illinois and it shares a similar heritage to SureWest. The company understands the demands of today’s telecommunications marketplace. Consolidated is growing its IP-based video and Internet services to offset the industry-wide trend of declines in Telecom access lines. The employees have a strong set of core values in place and a commitment to delivering innovative products to their customers. Consolidated garners the highest customer satisfaction ratings in its markets due to its service orientation, the goodwill generated by the company and the founding family’s philanthropic activities.

5.              Why is SureWest entering into this transaction?

With common challenges and demands, yet no market overlaps, we believe the combined company will benefit from increased size, scale, geographic diversity and financial resources.  Our operating resources and capabilities complement one another. On a pro forma basis for the 12 months ending September 30, 2011, the combined company of Consolidated and SureWest has revenues of approximately $620 million, compared to SureWest’s stand-alone revenues of $246 million. Based on the last reported quarter, Consolidated has over 466,000 residential and business customer connections, compared to our 282,000. This transaction creates a broader platform from which to expand our exceptional services and allows us to more effectively compete in the communications industry.

Importantly, as the demand for best-in-class communications solutions grows, we firmly believe that this collaboration with Consolidated is in the best interest of our company, our customers, our communities and our shareholders.

6.              We have a long history at SureWest. Does this acquisition mean we have failed as a company?
No. In fact, this acquisition means we are becoming stronger as a company. This is the evolution of the growth of our company and we are now going to be a much stronger communications provider for our customers in the Kansas City and Sacramento markets.

7.              What do I tell customers if they ask about today’s announcement?

SureWest is going to become an even better company as a part of Consolidated. This transaction offers substantial benefits for SureWest customers by creating a stronger, more competitive communications provider that can better serve the communities in our regions.

As a more effective competitor in the communications industry, the combined company will be able to offer customers the same best-in-class service with a greater scale and scope for advanced products and services, and competitive rates, terms and conditions.

8.              Will we change the name of our company?

We will operate in six states (IL, TX, PA, CA, KC and MO) as one company, but no decision has been finalized on the brand transition and related timing.

9.              Who will lead the combined company? Will senior leadership stay?

The leadership of Consolidated will control the overall organization, since this is an acquisition. However, the businesses in the Sacramento and Kansas City regions will still require good people to deliver services. Good people will be of value to Consolidated, just as they are to SureWest today. There will be many details to work through as this transaction gets finalized. We will communicate new information when it becomes available and will provide answers to questions as soon as decisions are made.

10.       Will my reporting structure change? Should I stop working on a major project?

Until the transaction closes it is business as usual at SureWest. You should see no immediate impact to the day-to-day operations as a result of today’s announcement.

11.       How long before the transaction is completed?

The company expects the transaction to close some time in the second half of 2012, but we will work very hard to accelerate that timetable. Closing is subject to the approval of SureWest and Consolidated shareholders, as well as various regulators, and to other customary conditions.

12.       What can we expect in the interim before the transaction closes?

Until the transaction closes, it is business as usual at SureWest. You should see no impact to the day-to-day operations as a result of today’s announcement.

13.       How will I know more about the progress of the transaction?

We will continue to provide you with updates regarding this transaction as events unfold. Both companies are public companies, so there will be information where disclosure will necessarily be governed by securities laws. Until the transaction closes, which we expect will be in the second half of 2012, it is business as usual. As we move through this process, we’ll continue to rely on you to focus on the work at hand, grow the business further, meet our business objectives and provide our customers with the revolutionary customer experience they have come to expect from SureWest.

14.       Will salaries and benefits be affected? Will my 401k or healthcare benefits change?

Until the sale is complete, your salary and benefits remain unchanged.

15.       Will I still get my 2011 bonus?

Yes. Payment under our 2011 bonus plan will be made by March 1, 2012.

16.       What will happen to SURW stock?

Under the terms of the agreement, for all of their shares, SureWest shareholders may elect to receive either all cash or all Consolidated stock. Both all cash and all stock elections by SureWest shareholders are subject to proration so that 50% of SureWest’s shares will be converted into the right to receive cash and 50% of SureWest’s shares will be converted into the right to receive Consolidated common stock. SureWest stock will cease to trade once the transaction closes and shares are converted.

17.       Do I still have a pension? What will happen to my pension?

All money that has been accrued through the plan freeze date will be credited to your pension. Your pension assets are held in independent accounts and Federal law establishes some protections with respect to qualified pensions.

18.       Will all SureWest facilities remain open?

These details will be part of the transition plan. We currently have some underutilized property for which we were already seeking buyers, so that initiative will not change.  Efficient use of available space is always going to remain an objective for the company. We will communicate new information when it becomes available and will provide answers to questions as soon as decisions are made.

19.       What should I say if I’m contacted by media, financial community or other third parties about the transaction?
This transaction may generate interest from the media and other third parties. As always, it is important for us to speak with one voice.  If you receive any inquiries from the media or other questions from outside SureWest, please forward them to Ron Rogers in corporate communications at r.rogers@surewest.com or 916.746.3123.

Important Notice and Additional Information for SureWest Shareholders

In connection with the proposed transaction, Consolidated Communications Holdings, Inc. will file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”).  SUREWEST SHAREHOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT  BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.  The final proxy statement/prospectus will be mailed to SureWest shareholders.  The registration statement and proxy statement/prospectus and other documents filed by SureWest with the SEC are, or when filed will be, available free of charge at the SEC web site at www.sec.gov. Copies of the registration statement and proxy statement/prospectus (when available) and other filings made by SureWest with the SEC can also be obtained, free of charge, by directing a request to SureWest Communications, P.O. Box 969, Roseville, CA 95678, Attn: Investor Relations Manager. The registration statement and proxy statement/prospectus (when available) and such other documents are also available for free on our web site at www.surw.com/ir/, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Participants in the Solicitation

SureWest and Consolidated Communications Holdings, Inc. (“Consolidated”) , and certain of their respective directors and officers and other persons may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed acquisition transaction. Information regarding directors and executive officers of SureWest in the solicitation is set forth in the SureWest proxy statements and Annual Reports on Form 10-K, previously filed with the SEC.  Information regarding directors and executive officers of Consolidated in the solicitation is set forth in the Consolidated proxy statements and Annual Reports on Form 10-K, previously filed with the SEC.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.